EXHIBIT 99.1

FORBEARANCE AGREEMENT IN REGARDS TO

CREDIT FACILITIES AGREEMENT

This FORBEARANCE AGREEMENT IN REGARDS TO CREDIT FACILITIES AGREEMENT (this “Agreement”) is entered into and effective as of February 28, 2006, by and among GTSI Corp., a Delaware corporation (“GTSI”), Technology Logistics, Inc., a Delaware corporation (“TLI”; separately and collectively with GTSI, “Borrower” or “Borrowers”), GE Commercial Distribution Finance Corporation (“GECDF”), as Administrative Agent, and GECDF and the other Lenders.

Recitals:

A.                                   GTSI, TLI, Administrative Agent and Lenders are party to that certain Credit Facilities Agreement dated as of October 20, 2003, as amended by that certain First Amendment to Credit Facilities Agreement dated as of March 12, 2004, as further amended by that certain Second Amendment to Credit Facilities Agreement dated as of July 29, 2004, as further amended by that certain Third Amendment to Credit Facilities Agreement dated as of November 22, 2004, as further amended by that certain Fourth Amendment to Credit Facilities Agreement dated as of April 28, 2005, as further amended by that certain Fifth Amendment to Credit Facilities Agreement dated as of August 8, 2005, as further amended by that certain Sixth Amendment to Credit Facilities Agreement dated as of August 15, 2005, as further amended by that certain Seventh Amendment to Credit Facilities Agreement dated as of November 15, 2005, and as further amended by that certain letter agreement dated as of February 14, 2006 (the “Original Credit Agreement”).

B.                                     Subject only to the Permitted Security Interests, the Loan Obligations are secured by a first priority perfected Security Interest and lien in the Collateral, which includes, without limitation, all the assets of each Borrower, including, without limitation, inventory, equipment, fixtures, accounts, contract rights, chattel paper, security agreements, instruments, deposit accounts, all other personal property assets of each Borrower (both tangible and intangible), reserves, documents, general intangibles, judgments, claims, insurance policies, and payments owed or made to a Borrower thereon, whether now owned or hereafter acquired, all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto, and all other assets and collateral described in any Loan Document, together with all products and proceeds (of any kind or nature, including, without limitation, insurance and condemnation proceeds) thereof.

C.                                     The following Events of Default are Existing Defaults under the Original Credit Agreement and the Loan Documents:  (i) Borrowers’ failure to comply with the financial covenants contained in the following sections of the Original Credit Agreement for the following computation date: (A) Section 15.4 (Maximum Total Funded Indebtedness to EBITDA) for the January 31, 2006 computation date, and (B) Section 15.5 (Minimum EBIT to Net Sales) for the January 31, 2006 computation date; and (ii) Borrowers’ failure to comply with monthly financial reporting requirements for the month ended January 31, 2006, under Section 13.14.3 of the Original Credit Agreement.

D.                                    As a result of said Existing Defaults, each Borrower acknowledges that Administrative Agent and the Lenders may enforce their respective rights pursuant to the Loan Documents. Furthermore as a result of said Existing Defaults, Administrative Agent and the Lenders have the legal right to terminate all Commitments and all such Commitments are hereby terminated.

E.                                      As a result of the Existing Defaults, Administrative Agent and the Lenders have the legal right to repossess the Collateral and take all other legal actions against Borrowers and the Collateral.

F.                                      Borrowers have requested that Administrative Agent and the Lenders temporarily forbear from enforcing their respective rights and remedies.

G.                                     In exchange for Borrowers’ agreements, representations, covenants, releases and confirmations contained and referenced herein, Administrative Agent and the Lenders are, subject to the terms and conditions contained herein, willing to forbear as requested.

J.                                        Borrowers acknowledge and agree that Administrative Agent and the Lenders have performed all obligations on their part to be performed under the Loan Documents and Borrowers have no offsets or defenses to the payment of the sums due Administrative Agent and the Lenders nor do Borrowers have any claims against Administrative Agent and the Lenders of any kind or nature.

Agreement

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, GTSI, TLI, Administrative Agent and the Lenders hereby agree as follows:

1.             Definitions.  All references to the “Agreement” or the “Credit Agreement” in the Original Credit Agreement and in this Agreement shall be deemed to be references to the Original Credit Agreement as it may be amended (by this Agreement and others), restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein have the meanings given them in the Original Credit Agreement.

2.             Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above, but only if this Agreement has been executed by each of GTSI, TLI, Administrative Agent and the Required Lenders, and only if all of the documents listed on Exhibit A to this Agreement have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Administrative Agent and the Lenders, by each of GTSI, TLI, and/or GTSI Financial Services, Inc. (“GTSIFS”), as applicable and the fees required hereunder are paid in full in cash by the Borrowers and all fees and expenses of Administrative Agent have been fully reimbursed as requested by Administrative Agent. This Agreement and each document, note, certificate or agreement listed on Exhibit A and signed by GTSI, TLI, or GTSIFS, as applicable, is and shall be deemed (together with all prior documents, notes, certificates and other agreements defined as Loan Documents in the Original Credit Agreement) to be a “Loan Document.”

3.             No Waiver of Default.  The Borrowers hereby acknowledge and agree that (i) Events of Default exist under the terms of the Loan Documents and such Events of Default will continue for as long as the Loan Obligations remain unpaid in full in cash, notwithstanding Administrative Agent’s and the Lenders’ agreement to forbear as set forth herein, and (ii) Administrative Agent’s and the Lenders’ agreement to forbear is not, and shall not be construed as, a waiver of the Existing Defaults or of any subsequent Defaults or Events of Default and, except as specifically provided herein, Administrative Agent’s and the Lenders’ agreement to forbear in no way impairs Administrative Agent’s and the Lenders’ right to enforce its remedies for such Existing Defaults and subsequent Defaults or Events of Default. The Existing Defaults remain Events of Default.

4.             Lenders “Terminating Lender” Notice; Notice of Non-Renewal of Aggregate Facilities. Borrowers, Administrative Agent, and each Lender acknowledges and agrees: (i) All Lenders have provided timely notice to Administrative Agent and Administrative Agent has provided timely notice to each Borrower and each other Lender (all in accordance with the Original Credit Agreement and that certain Letter Agreement, dated February 14, 2006 among Borrowers, Administrative Agent and Lenders) that each Lender has elected to terminate the Aggregate Facilities and their respective Commitment as of the Initial Maturity Date, and be deemed a Terminating Lender, pursuant to the provisions of Section 3.7 of the Original Credit Agreement; (ii) Administrative Agent has delivered timely written notice to each Borrower and each Lender that none of the Aggregate Facilities, including, but not limited to the Aggregate Revolving Loan Facility, will be renewed automatically, and that except as otherwise provided by the Original Credit Agreement or this Agreement, the earlier of the Forbearance Termination Date and the Initial Maturity Date will be the date upon which all Loan Obligations are due and payable in full; and (iii) Pursuant to Section 3.7 of the Original Credit Agreement, no existing Lender is required to assume the pro rata share of the Aggregate Facilities of any other Lender.

5.             Forbearance. In exchange for the releases (including specifically, Borrowers’ releases contained in Section 13 below), promises and covenants (including, without limitation, Borrowers’ covenants in this Section 5 and Section 11 of this Agreement), warranties, representations and conditions stated herein and in the Loan Documents, Administrative Agent and the Lenders agree, subject to the terms and conditions in this Agreement, until the Forbearance Termination Date (as such term is defined below in Section 7):

5.1. Administrative Agent and the Lenders will forbear from exercising its rights and remedies against the Borrowers and the Collateral under this Agreement, the Original Credit Agreement and the other Loan Documents.

5.2. Administrative Agent and the Lenders will continue to advance funds to Borrowers as set forth herein and in the Original Credit Agreement, as amended by this Agreement.

6.             Borrowers’ Additional Covenants. In addition to any and all covenants and agreements of Borrowers contained herein, in the Original Credit Agreement and in the Loan Documents, each Borrower unconditionally agrees as follows:

6.1. Upon execution of this Agreement, Borrowers shall pay to Administrative Agent, for the pro rata account of each Lender, a forbearance fee of $225,000 in consideration of Administrative Agent’s and the Lenders’ agreement to forbear as set forth herein, and Borrowers acknowledge and agree that the foregoing forbearance fee paid to Administrative Agent for the pro rata benefit of each Lender will be earned by Administrative Agent and the Lenders upon execution of this Agreement and will not be refundable to Borrowers for any reason or under any circumstance, and shall not be applied to any of the Loan Obligations (including principal and interest). Borrowers shall promptly pay to Administrative Agent an amount equal to all fees, costs and expenses incurred by the Administrative Agent (including all attorneys fees and expenses) in connection with the preparation, negotiation, execution and delivery of this Agreement, the earlier proposed Eighth Amendment to Credit Facilities Agreement which was not executed, and any further documentation which may be required in connection herewith or therewith.

6.2. Administrative Agent shall retain the Collateral to secure repayment of the Loan Obligations until such time as the Loan Obligations are paid in full in cash.

6.3. Until the Loan Obligations are repaid in full in cash, each Borrower shall allow Administrative Agent and its attorneys, the Advisor, accountants, agents, consultants and representatives or other Persons authorized by and acting on behalf of Administrative Agent to perform, and Borrowers shall fully cooperate with Administrative Agent in connection therewith, inventory reviews, appraisals, inspections, and examinations of Borrowers and the Collateral as often as Administrative Agent determines in its sole and absolute discretion. All inventory reviews, appraisals, inspections, and examinations shall be at Borrowers’ sole cost and expense, including but not limited to a fee of $525 per auditor per day plus travel expenses, and Borrowers shall reimburse Administrative Agent, on demand, for all of its fees, costs and expenses (including, without limitation, allocated internal charges and overheads and travel expenses) incurred by Administrative Agent or its attorneys, accountants, agents, consultants and representatives or other Persons authorized by and acting on behalf of Administrative Agent in connection with all inventory reviews, appraisals, inspections and examinations. Notwithstanding the foregoing, and effective only after the date of this Agreement, Borrower shall be responsible for costs and expenses related to not more than four (4) separate examination engagements per calendar year. Administrative Agent, and its attorneys, accountants, agents, consultants and representatives or other Persons authorized by and acting on behalf of Administrative Agent may make copies or abstracts of any books and records of any Borrower or its auditors, and discuss the affairs, finances, Collateral, and books and records of any Borrower with its auditors, officers, directors, consultants and employees. Borrowers will deliver to Administrative Agent any instrument necessary for Administrative Agent to obtain records from any service bureau maintaining records for Borrowers.

6.4. Until the Loan Obligations are repaid in full in cash, each Borrower shall allow Administrative Agent, its attorneys, and any of their representatives, consultants, and agents to have their employees and representatives at Borrower’s corporate headquarters location and any of Borrower’s other locations (owned or leased) at all times, with full access to all Collateral, facilities, books and records (including, without limitation, books and records relating to financial statements and accounting matters, disbursements, collections and deposits), and all of Borrower’s employees, officers and directors as well as Borrower’s independent outside auditing firm.

6.5.         On or before March 13, 2006, Borrowers shall have engaged a nationally recognized restructuring advisor to, among other things, evaluate Borrowers’ financial restructuring plan and alternatives (“Advisor”). The identity of the Advisor and the scope of the engagement of the Advisor, must be satisfactory to Administrative Agent in its reasonable discretion. Advisor will commence its on-site work with the Borrowers as soon as possible after Advisor has been retained, but not later than March 15, 2006. Borrowers shall provide to Administrative Agent and Lenders copies of all reports prepared by Advisor pursuant to the engagement. Advisor shall, on or about April 14, 2006, make a presentation to Administrative Agent and Lenders which details Advisor’s progress to date, its interim findings, its recommendations to Borrowers, and the schedule of work yet to be completed. The presentation by Advisor shall take place at mutually convenient time and location. Borrowers shall be responsible for and pay all costs, expenses and fees of such Advisor. Borrowers shall at all times provide Advisor with reasonable access to Borrowers’ personnel and financial restructuring plans and projections and all financial books and records of Borrowers. Advisor shall be included in the list of those Persons with whom Administrative Agent shall have access to and may discuss the business, operations, revenues, financial condition, or business prospects of Borrowers, all as set forth in Section 13.27 of the Original Credit Agreement. Borrowers failure to timely hire the Advisor, pay the costs, fees and expenses of the Advisor or to otherwise comply with the terms of this Agreement shall be deemed an Event of Default under the Loan Documents.

6.6.Each Borrower shall provide to Administrative Agent promptly upon Administrative Agent’s request such other financial and operation information relating to such Borrower and its operations as Administrative Agent may request from time to time. Furthermore, each Borrower shall, at Borrower’s sole cost and expense, promptly retain such consultants as Administrative Agent or the Required Lenders require.

7.             Expiration of Forbearance. Administrative Agent may and may direct the Lenders, and at the direction of the Required Lenders shall, immediately, without notice or demand to Borrowers, any Guarantor or any other Person liable for the Loan Obligations, cease making Advances to Borrowers, proceed to enforce any and all remedies available to them under the Loan Documents, the Original Credit Agreement or under Law or at equity, and Administrative Agent and the Lenders shall be entitled to take such lawful action as they deem appropriate for the purpose of collecting the Loan Obligations, including enforcement of their Security Interests and liens in the Collateral, upon the earlier to occur of (the date of the occurrence of any of the following, being the “Forbearance Termination Date”): (A) May 31, 2006; (B) the date on which a Borrower fails to make any payments due under this Agreement, the Original Credit Agreement or the Loan Documents when due; (C) other than the Existing Defaults specifically referenced in Recital C to this Agreement, the occurrence of any breach or default by a Borrower of any covenant or agreement or representation of a Borrower under this Agreement, the Original Credit Agreement or the other Loan Documents; (D) any warranty or representation made by a Borrower in this Agreement or in the Loan Documents is discovered to be false or misleading in any respect or was false or misleading in any respect at the time made; (E) the occurrence of any Event of Default other than the Existing Defaults; or (F) the date on which any of the following events occur: (i) the entry of a decree or order by a judge of competent jurisdiction for relief with respect to Borrowers (or any one of them) under Title XI of the United States Code, as now constituted or hereinafter amended, or any other applicable federal, state or foreign bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator, or similar official of the Borrowers (or any one of them) or of any substantial part of their property, or ordering the winding up of or liquidation of the affairs of the Borrowers (or any one of them), (ii) the filing by the Borrowers (or any one of them) or against the Borrowers (or any one of them) of a petition or answer or consent seeking relief under Title XI of the United States Code, as now constituted or hereinafter amended, or any other applicable federal, state or foreign bankruptcy law, or other similar law, or (iii) the consent by the Borrowers (or any one of them) to the institution of proceedings thereunder or to the filing of any such petition or the appointment or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator (or other similar official) of the Borrowers (or any one of them) or of any substantial portion of their property. The occurrence of the Forbearance Termination Date shall be an immediate Event of Default, default and breach under each and every Loan Document without the benefit of any cure periods, and without the necessity of providing any notice or demand to Borrowers, and Borrowers hereby waive any right to receive any notice or demand of any Default or acceleration of the Loan Obligations.

8.             Amendment to Credit Agreement.The Original Credit Agreement is hereby amended as follows, subject to the terms and provisions of this Agreement which are controlling in all respects:

8.1.         Replacement Exhibit 3.Exhibit 3 of the Original Credit Agreement is hereby deleted and replaced with the new Exhibit 3 attached hereto.

8.2.         Revolving Loan.The first sentence of Section 3.1.1 of the Original Credit Agreement is deleted and replaced with the following:

“3.1.1.    Aggregate Amount.            Subject to the limitations in Sections 3.1.2 and 3.5 and elsewhere herein, each Lender shall make available to Borrower, such Lender’s pro-rata share (as listed on Exhibit 3, as applicable) of an “Aggregate Revolving Loan Facility” that is Forty Million Dollars ($40,000,000) through Maturity, by funding such Lender’s pro-rata share of Revolving Loan Advances made from time to time by Administrative Agent as provided herein.”

8.3.         Limitations on Revolving Loan Advances; Conversion to Discretionary Facility.Section 3.1.2 of the Original Credit Agreement is hereby deleted in its entirety and replaced with the following:

“3.1.2.    Limitations on Revolving Loan Advances; Conversion to Discretionary Facility. No Revolving Loan Advance will be made which would result in either: (i) the Aggregate Revolving Loan exceeding the Maximum Available Amount; or (ii) the Lenders’ Exposure exceeding the Total Aggregate Facility Limit. No Revolving Loan Advance will be made on or after the effective date of any termination of the Aggregate Revolving Loan Facility. Lenders may, however, in their absolute discretion make such Revolving Loan Advances, but shall not be deemed by doing so to have increased the Maximum Available Amount or the Total Aggregate Facility Limit and shall not be obligated to make any such Revolving Loan Advances thereafter. The “Maximum Available Amount” (which can be a negative number) on any date shall be a Dollar amount equal to the lesser of (i) the amount of the Aggregate Revolving Loan Facility and (ii) the Borrowing Base, on such date, minus the sum of (a) the Aggregate Revolving Loan, (b) the Swingline Loan, (c) the Other Creditor Indebtedness (unless an Intercreditor Agreement has been executed between Administrative Agent and the holders of such Other Creditor Indebtedness), (d) the GSA Fee, and (e) the Letter of Credit Exposure on such date (except to the extent that a Revolving Loan Advance will be used immediately to reimburse Letter of Credit Issuer for unreimbursed draws on a Letter of Credit).

Borrowers, Administrative Agent and Lenders each acknowledge and agree that, notwithstanding anything to the contrary in the Credit Agreement, (i) on February 28, 2006, the Aggregate Revolving Loan Facility shall convert to and thereafter remain an uncommitted, discretionary credit facility, (ii) from and after February 28, 2006 that the Aggregate Revolving Loan Facility shall not be deemed a Commitment by Lenders to lend money and shall be a discretionary facility, and (iii) on and after February 28, 2006, neither Administrative Agent or the Lenders shall be deemed to have given Borrowers, nor shall they be deemed to have, a Commitment to make Revolving Loan Advances under the Aggregate Revolving Loan Facility; provided, however, that if Administrative Agent elects, in its absolute discretion to make a Revolving Loan Advance or a Swingline Advance from time to time, each Lender shall make its pro-rata share of such Advances available to Borrowers in accordance with the Credit Agreement, including but not limited to Section 3.1.1 thereof.”

8.4.         Borrowing Base. Section 3.1.4 of the Original Credit Agreement is hereby deleted and replaced with the following:

“3.1.4.    Borrowing Base. The “Borrowing Base” on any date shall be 85% of the total outstanding principal balance of all Eligible Accounts (i) as of the close of business on such date, or (ii) as certified in the Borrowing Base Certificate most recently furnished to Administrative Agent as required in Section 13.15.1, whichever is less; minus the Floorplan Shortfall, minus the Collateral Reserve, minus the Borrowing Base Reserve and, minus (to the extent not deducted from Eligible Accounts pursuant to Section 3.1.5) the Dollar amount, if any, of Inventory that Borrower has been requested (orally or in writing) to repurchase under any repurchase agreement or similar arrangement, including the Textron Agreement.”

8.5.         Floorplan Loan. The first sentence of Section 3.2.1 of the Original Credit Agreement is deleted and replaced with the following:

“3.2.1.    Floorplan Loan Facility Generally.  Each Lender may, subject to the terms and conditions hereof, make available to Borrower such Lender’s pro-rata share (as listed on Exhibit 3) of an “Aggregate Floorplan Loan Facility” that is Seventy-Five Million

Dollars ($75,000,000) from February 28, 2006 through Maturity, by funding such Lender’s pro-rata share thereof as provided for herein.”

8.6.         Total Aggregate Facility Limit. Section 3.5 of the Original Credit Agreement is hereby deleted in its entirety and replaced with the following:

“3.5.       Total Aggregate Facility Limit. Notwithstanding the Facilities herein, Borrower, Administrative Agent and each Lender acknowledge and agree that at no time shall the Aggregate Revolving Loan Facility, the Swingline Loan Facility, the Aggregate Floorplan Loan Facility, the Interim Floorplan Loan Facility, all unfunded Approvals, and the Letter of Credit Exposure exceed in the aggregate, Seventy-Five Million Dollars ($75,000,000) from February, 28, 2006 through Maturity (the “Total Aggregate Facility Limit”).”

8.7.         LIBOR Increment. The LIBOR Increment set forth in Section 4.8 of the Original Credit Agreement is hereby changed from 1.75% per annum to 3.00% per annum.

8.8.         Maturity.Section 6.1.2.3 of the Original Credit Agreement is deleted in its entirety and replaced with the following:

“6.1.2.3.                Maturity.               Borrower shall repay the entire amount of the Aggregate Revolving Loan (and all other Loan Obligations) on the earlier of: (A) May 31, 2006 (the “Initial Maturity Date”); and (ii) the Forbearance Termination Date. Borrower shall repay the amount of the Swingline Loans on demand. From and after February 28, 2006, the Aggregate Revolving Loan Facility is discretionary. Each of the Aggregate Floorplan Loan Facility, the Interim Floorplan Loan Facility and the Swingline Facility are discretionary and may be terminated at any time as set forth herein, with or without notice or demand as set forth herein; provided, however, if Borrowers or the Required Lenders shall give notice of termination of the Aggregate Revolving Loan Facility as provided herein, then such notice shall be deemed to be notice of termination for all Facilities in which case Borrowers shall pay the entire amount of the outstanding Loan Obligations upon the effective date of such notice of termination, including payment of cash collateral satisfactory to Administrative Agent as security for Borrower’s obligation to reimburse Administrative Agent or the Letter of Credit Issuer, as the case may be, for 105% of all draws and expenses under all outstanding Letters of Credit and 100% of any unfunded Approvals, in which case such Approvals shall be otherwise paid in pursuant to the applicable Statements of Transaction.”

8.9.         Notice of Vendor Cancellation. A new Section 13.10.15 is hereby added to the Credit Agreement as follows:

“13.10.15.             Borrower shall notify Administrative Agent promptly in writing of any cancellation or material change in the open account terms that Borrower then has with any vendor which for the year ended December 31, 2005 was one of Borrower’s ten (10) largest vendors, regardless of whether such cancellation or material change was at the election or direction of Borrower or such vendor.”

8.10.       Monthly Financial Statements. Section 13.14.3 (Monthly Financial Statements) is hereby deleted in its entirety and replaced with the following:

“13.14.3.               Monthly Financial Statements. Within 30 days after the end of each fiscal month of Borrower, management-prepared unaudited financial statements of Borrower and every Subsidiary of a Borrower for the fiscal months not covered by the latest year-end financial statements, in each case containing a balance sheet, income statement, complete trial balance and unaudited consolidated financial statements of Borrower and its Subsidiaries, accompanied by a Compliance Certificate of Borrower.”

8.11.       Disclosure of Open Account Vendor Terms. The following sentence is added to the end of the last paragraph of Section 13.14 (Financial Statements):  “In addition, Borrowers shall set forth on each Compliance Certificate delivered to Administrative Agent, the names and a description in reasonable detail of the credit terms that a Borrower receives as an Account Debtor from each of its three largest open Account vendors, as measured by the amounts owed such vendors by Borrowers.”

8.12.       Borrowing Base Certificates. Section 13.15.1 (Periodic Borrowing Base Certificates) is hereby deleted in its entirety and replaced with the following:

“13.15.1.               Periodic Borrowing Base Certificates. On the Effective Date, and on each Business Day thereafter, a Borrowing Base Certificate completed and signed by the Chief Financial Officer or other Borrowing Officer. Each Borrowing Base Certificate shall substantially be in the form of Exhibit 13.15.1. With each Borrowing Base Certificate, Borrower shall notify Administrative Agent of any pending unsatisfied request of a third Person that Borrower repurchase Inventory under a repurchase agreement or similar arrangement, including the Textron Agreement, unless such notice was previously provided by Borrower to Administrative Agent pursuant to Section 13.10.14.”

8.13.       Semimonthly Reports.  Sections 13.15.5, 13.5.6 and 13.5.7 are hereby deleted in their entirety and replaced with the following:

“13.15.5.               Semimonthly Detailed Accounts Aging, Inventory and Account Payable Reports. Within seven (7) Business Days after the 15th of each month and the end of each month, a Schedule of Accounts (including lease receivables, each presented on a summary and detailed basis), a Schedule of Inventory, and accounts payable aging for such period.

13.15.6.                 Semimonthly Locations of Inventory Report. Within five (5) Business Days after the 15th of each month, and the end of each month, a listing, by address of the locations of Inventory.

13.15.7.                 Semimonthly Cash Receipts Journal and Credit Memo Entries. Within five (5) Business Days after the 15th of each month and the end of each month, a report showing cash receipts on Accounts, cash receipts not on Accounts and summary of credit memo entries.”

8.14.       Weekly Cash Flow Projections; Over 90 Day Account Collection Activity. A new Section 13.15.9 is hereby added to the Credit Agreement as follows:

“13.15.9.               Weekly Cash Flow Projections; Over 90 Day Account Collection Activity. Commencing on March 10, 2006, and as of the end of each week thereafter, a report showing Borrowers’ projected cash and borrowing needs for the then following thirteen (13) week period, together with a listing of the fifteen (15) largest Accounts over ninety (90) days past due with a description of the collection efforts most recently taken in connection with each such Account .”

8.15.       Monthly Inventory In-Transit Account Report. A new Section 13.15.10 is hereby added to the Credit Agreement as follows:

“13.15.10.             Monthly Inventory In-Transit Account Report. Commencing on March 3, 2006, and as of the end of each month thereafter, within five (5) Business Days of the end of each month, a report listing the balance and the detail which comprises the Borrowers balance sheet asset account labeled “Inventory In-Transit”.”

8.16.       Distributions. Section 14.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“14.10.   Distributions. Borrowers shall not directly or indirectly, declare or make, or incur any liability to make, any Distribution to any Person. For purposes of this Section, a “Distribution” means and includes (i) any cash dividend or payment (but excluding any cash dividend or payment by TLI or GTSIFS to GTSI), (ii) any acquisition or redemption of any outstanding stock or other equity interest of Borrower or a Covered Person, (iii) any retirement or prepayment of debt securities before their regularly scheduled Maturity dates, other than as expressly permitted by this Agreement, and (iv) any loan or advance to a shareholder, partner, or member other than split-dollar life insurance policies and advances for travel or similar expenses made in the ordinary course of business.”

8.17.       Severance Payments. A new Section 14.28 is hereby added to the Original Credit Agreement as follows:

“14.28. Severance to M. Dendy Young. M. Dendy Young’s severance shall not exceed $1,092,000 in the aggregate and shall be paid over a twelve (12) month period beginning August 15, 2006, subject to applicable deductions, and with $364,000, less applicable deductions, paid on August 15, 2006, and the balance of $728,000 paid to Mr. Young on a twice a month basis over the ensuing twelve (12) month period, consistent with Borrower’s normal payroll schedule for this time period, which such payments may be pro rated if necessary at the end of such twelve (12) month period; provided, however, if there is a change in control as referenced in Section 16.1.21 hereof, then any unpaid amounts referenced in this sentence may be paid to Mr. Young if and only if all of the Loan Obligations have first been paid in full in cash.”

8.18.       Minimum Tangible Net Worth. Section 15.2 of the Original Credit Agreement is deleted and replaced with the following:

“15.2      Minimum Tangible Net Worth. Borrower covenants that consolidated Tangible Net Worth on the last day of each fiscal month shall be not less than Fifty Million Dollars ($50,000,000).”

8.19.       Maximum Total Liabilities to Tangible Net Worth. Section 15.3 of the Original Credit Agreement is deleted and replaced with the following:

“15.3      Maximum Total Liabilities to Tangible Net Worth. Borrower covenants that the ratio of Total Liabilities minus Subordinated Indebtedness to Tangible Net Worth plus Subordinated Indebtedness calculated as of the last day of each fiscal month specified in the table below, shall not be more than the ratio specified in such table opposite said fiscal month:

Fiscal Month Ended	Maximum Ratio
September 30, October 31 and November 30	7.00:1.00
Each July 31 and August 31	6.00:1.00
Each January 31, February 28/29, March 31, April 30, May 31, June 30 and December 31	4.00:1.00”

8.20.       Temporary Suspension of Certain Financial Covenants. The application and effectiveness of the financial covenants set forth in Section 15.4 (Maximum Total Funded Indebtedness to EBITDA) and Section 15.5 (Minimum EBIT to Net Sales) of the Original Credit Agreement shall be temporarily suspended effective as of February 1, 2006 and such suspension shall continue through May 31, 2006.

8.21.       Maximum 2006 Periodic Pre-Tax Loss Covenant. Section 15.7 of the Original Credit Agreement is deleted in its entirety and replaced with the following:

“15.7.     Maximum 2006 Periodic Pre-Tax Loss. For each period listed in the table below, Borrowers covenant that their loss before taxes for such period shall not be more than the amount set forth in the column opposite such period end date, based on the calculation of Borrowers’ EBITDA minus interest, depreciation and amortization expense for such period:

Fiscal Period:	Maximum Aggregate Pre-Tax Loss for Such Period:
For the calendar month ended February 28, 2006	$7,000,000
For the calendar month ended March 31, 2006	$3,900,000
For the calendar month ended April 30, 2006	$4,300,000
For the calendar month ended May 31, 2006	$1,900,000”

8.22.       Certain Covenant Defaults. Section 16.1.16 of the Original Credit Agreement is deleted in its entirety and replaced with the following:

“16.1.6. Certain Covenants with Cure Periods. Failure of any Covered Person to comply with any covenant in Section 13 (other than the covenants in Section 13 referenced in Section 16.1.7 below).”

8.23.       Material Adverse Change Default; Delisting Default. A new Section 16.1.22 and Section 16.1.23 are hereby added to the Original Credit Agreement:

“16.1.22. Material Adverse Change. There occurs any action or event or there is a nonoccurrence of any action or event, which, in the sole and absolute judgment of the Administrative Agent or the Required Lenders has had or would reasonably be expected to have a Material Adverse Effect.

16.1.23. Delisting. (i) GTSI is delisted from The NASDAQ NATIONAL MARKET (“NASDAQ NM”), (ii) GTSI fails to meet the criteria for continued listing with NASDAQ NM pursuant to either Marketplace Rule 4450(a) or Marketplace Rule 4450(b), or (iii) a delisting of GTSI is threatened in writing by, or would reasonably be expected to result from an investigation by, NASDAQ NM.”

8.24.       Change of Notice Address. The Notice Address of GECDF and Administrative Agent appearing on the signature page of the Original Credit Agreement is hereby deleted and replaced in its entirety with the following:

“GE Commercial Distribution Finance Corporation

625 Maryville Centre Drive, 3rd Floor

St. Louis, Missouri 63141

Attn:  Mr. David B. Mintert, Vice President Operations - Technology Channel

FAX # (314) 317-1921

TEL # (314) 317-1751

with a copy to:

GE Commercial Distribution Finance Corporation

5595 Trillium Blvd.

Hoffman Estates, IL 60192

Attn: General Counsel

FAX # (847) 747-7455

TEL # (847) 747-7525”

The Notice Address of Borrowers appearing on the signature page of the Original Credit Agreement is hereby deleted and replaced in its entirety with the following:

“GTSI Corp.

Technology Logistics, Inc.

3901 Stonecroft Boulevard

Chantilly, Virginia 20151-1010

Attn: Thomas Mutryn, Chief Financial Officer

FAX# (703) 222-5275

TEL# (703) 502-2199

with a copy to

Arent Fox, PLLC

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036-5339

Attn: Carter Strong, Esq.

FAX# (202) 857-6395

TEL# (202) 857-6252”

8.25.       Additional Definitions.The definition of “Floorplan Inventory Value Differential” is deleted from Exhibit 2.1 - Glossary and Index of Defined Terms of the Original Credit Agreement and all references to such term in the Original Credit Agreement are hereby deleted, and the following defined terms are hereby added to Exhibit 2.1 - Glossary and Index of Defined Terms of the Original Credit Agreement or if already appearing in Exhibit 2.1 - Glossary and Index of Defined Terms of the Original Credit Agreement, replacing such previously defined term in its entirety, in each case as follows:

BORROWING BASE RESERVE —  means, as of any date of determination, such amounts as the Administrative Agent may, or at the direction of Required Lenders shall, from time to time establish and adjust in exercise of its reasonable discretion in reducing the Maximum Available Amount (a) to reflect events, conditions, contingencies or risks which, as determined by Administrative Agent, do or are reasonably likely to adversely affect (i) the Collateral or its value, (ii) the assets, business prospects of the Borrowers, or (iii) the Security Interests, or (b) to reflect the Administrative Agent’s judgment that any collateral reports or financial information furnished by or on behalf of the Borrowers to Administrative and/or the Lenders is or may have been materially incomplete, inaccurate or misleading, or (c) in respect of any state of facts that the Administrative Agent determines constitutes a Default or Event of Default.

COLLATERAL RESERVE —  shall be (i) $16,000,000 for the period of February 28, 2006 through March 12, 2006, (ii) $17,000,000 from March 13, 2006 through March 19, 2006, (iii) $18,000,000 from March 20, 2006 through March 26, 2006, (iv) $19,000,000 from March 27, 2006 through April 2, 2006, (v) $20,000,000 from April 3, 2006 through April 9, 2006, (vi) $21,000,000 from April 10, 2006 through April 16, 2006, and (vii) $22,000,000 from April 17, 2006 and thereafter.

FLOORPLAN INVENTORY VALUE — means, as of any date of determination, (but excluding in all circumstances Inventory manufactured or sold by or on behalf of IBM Corporation, Hewlett-Packard Company (including Compaq Inventory), Lexmark International and each of their respective Subsidiaries and Affiliates) (A) (i) one hundred percent (100%) of the total aggregate wholesale invoice price of all of Borrower’s Inventory aged 180 days or less which is GE Financed Inventory, (ii) fifty percent (50%) of the total aggregate wholesale invoice price of all of Borrower’s Inventory aged 90 days or less which is not GE Financed Inventory, (iii) twenty-five percent (25%) of the total aggregate wholesale invoice price of all of Borrower’s Inventory aged between 91 and 180 days which is not GE Financed Inventory and (iv) zero percent (0%) of the total aggregate wholesale invoice price of all of Borrower’s Inventory aged more than 180 days, in each case, with respect to clauses (i), (ii), (iii) and (iv) of this sentence, in which Administrative Agent has a first priority, perfected Security Interest (subject to no other Security Interest other than Permitted Security Interests) that is unsold and not leased by Borrower and is in Borrower’s possession and control as of the date of determination, less (B) the Inventory Reserve Account and the amount of any such Inventory reported by Borrower (if Borrower is required by Administrative Agent or the Required Lenders to report) as demonstration items or Inventory that is obsolete or otherwise unmerchantable as determined by Administrative Agent. If any Inventory financed under the Aggregate Floorplan Loan Facility or in the Interim Floorplan Loan Facility with a value in excess of $200,000 for each location is located on any premises that are not owned by Borrower (not including any lessee or other Person to whom Inventory is leased or rented in the ordinary course of such Covered Person’s business, or other locations where Borrower is not obligated to pay rent for up to 30 consecutive days) and Borrower has not obtained or caused to be obtained written waivers or consents, in form and substance satisfactory to Administrative Agent, then such Inventory shall be deemed to have a “Floorplan Inventory Value” of Zero Dollars ($0.00).

FORBEARANCE TERMINATION DATE — has the meaning ascribed to such term in the Forbearance Agreement in regards to Credit Facilities Agreement, dated as of February 28, 2006, by and among the Borrower, the Administrative Agent and the Lenders.

INVENTORY RESERVE ACCOUNT — shall mean the most recent month end balance of that certain inventory contra-account numbered 1215 on Borrowers general ledger.

9.             NO COMMITMENT BORROWERS COVENANT AND AGREE THAT (i) THERE IS NO COMMITMENT BY ADMINISTRATIVE AGENT OR ANY LENDER TO ADVANCE ANY FUNDS TO OR FOR THE ACCOUNT OF BORROWERS, (ii) ANY SUCH COMMITMENTS HAVE BEEN, ARE AND REMAIN TERMINATED, (iii) ADMINISTRATIVE AGENT AND THE LENDERS HAVE HAD PRIOR TO THE DATE HEREOF THE FULL LEGAL RIGHT TO TERMINATE FUNDING TO BORROWERS AT ANY TIME, AND (iv) SUBJECT TO THE TERMS HEREOF, THE ADMINISTRATIVE AGENT AND THE LENDERS RETAIN SUCH FULL LEGAL RIGHT TO TERMINATE FUNDING TO BORROWERS AT ANY TIME.

10.          Representations and Warranties of Each Borrower. Each Borrower hereby represents and warrants to Administrative Agent and the Lenders that (i) Borrower’s execution of this Agreement has been duly authorized by all requisite actions of each Borrower; (ii) no consents are necessary from any third parties for any Borrower’s execution, delivery or performance of this Agreement, (iii) this Agreement, the Original Credit Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of each Borrower enforceable against each such Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrowers may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the supplemental disclosure schedule attached hereto as Exhibit B and the disclosure schedule attached to the Original Credit Agreement, all of the representations and warranties contained in Section 11 of the Credit Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement, (v) except for the Existing Defaults, there is no Default or no Event of Default Exists, (vi)  the execution, delivery and performance of this Agreement by such Borrower does not violate, contravene, or conflict with any statute, rule, regulation, agreement or instrument or order binding upon such Borrower; and (vii) the unpaid principal balance of, and accrued interest on, the Loans, as of February 28, 2006 is as follows:  (A) Aggregate Revolving Loan (including any Swingline Advances), $33,626,540.06 in principal and $188,922.34 in accrued, but unpaid interest, and (B) Aggregate Floorplan Loan (including any Interim Floorplan Loan Advances), $14,571,295.86 in principal (the “Outstanding Debt”).

11.          Reaffirmation; Waiver of Claims.  Each Borrower hereby represents, warrants, acknowledges and confirms that (i) except as specifically modified or superseded by the terms of this Agreement, the Original Credit Agreement and the other Loan Documents remain in full force and effect as amended by this Agreement, (ii) no Borrower has a defense to its obligations under the Original Credit Agreement and the other Loan Documents, and the Outstanding Debt is due and owing to the Administrative Agent and the Lenders without setoff or counterclaim, (iii) the Security Interests of the Administrative Agent (held for the ratable benefit of the Lenders) under the Security Documents secure all the Loan Obligations under the Original Credit Agreement, are reaffirmed in all respects, continue in full force and effect, have the same priority as before this Agreement, and are not impaired or extinguished in any respect by this Agreement, and (iv) no Borrower has a claim against Administrative Agent or any Lender arising from or in connection with the Original Credit Agreement or the other Loan Documents and any such claim is hereby irrevocably waived and released and discharged forever. Until the Loan Obligations are paid in full in cash and all obligations and liabilities of each Borrower under this Agreement and the Loan Documents are performed and paid in full in cash, each Borrower agrees and covenants that they are respectively bound by the covenants and agreements set forth in the Loan Document and in this Agreement. The Borrowers hereby ratify and confirm the Loan Obligations. This Agreement does not create or constitute, and is not, a novation of the Original Credit Agreement and the other Loan Documents.

12.          Reservation of Rights.  Administrative Agent and each Lender reserves all of their respective rights and remedies under the Original Credit Agreement and the other Loan Documents and all rights and remedies at law or at equity, in each case against and with respect to each Borrower and the Collateral.

13.          Release.  As a material part of the consideration for Administrative Agent and the Lenders entering into this Agreement, each Borrower, jointly and severally, for themselves and their officers, directors, employees and agents (collectively “Releasor”) hereby forever releases, forever waives and forever discharges Administrative Agent, each Lender, and Administrative Agent’s and each Lender’s predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as “Administrative Agent and Lender Group”), jointly and severally, from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, and whether arising under, arising in connection with, or arising from, the Original Credit Agreement, and the other Loan Documents or otherwise, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Releasor may have or claim to, have against any of Administrative Agent and Lender Group.

14.          Bankruptcy.  In entering into this Agreement, Borrowers, Administrative Agent and the Lenders hereby stipulate, acknowledge and agree that Administrative Agent and the Lenders gave up valuable rights and agreed to forbear from exercising legal remedies available to it in exchange for the promises, representations, acknowledgements and warranties of Borrowers as contained herein and that Administrative Agent and the Lenders would not have entered into this Agreement but for such promises, representations, acknowledgements, agreements, and warranties, all of which have been accepted by Administrative Agent and the Lenders in good faith, the breach of which by Borrowers in any way, at any time, now or in the future, would admittedly and confessedly constitute cause for dismissal of any such bankruptcy petition pursuant to 11 U.S.C. §1112(b). As additional consideration for Administrative Agent and the Lenders agreeing to forbear from immediately enforcing its rights and remedies under this Agreement, the Original Credit Agreement and the Loan Documents, including but not limited to the institution of foreclosure proceedings, Borrowers agree that in the event a bankruptcy petition under any chapter of the Bankruptcy Code (11 U.S.C. §101, et seq.) is filed by or against Borrowers (or any one of them) at any time after the execution of this Agreement, Administrative Agent and the Lenders shall be entitled to the immediate entry of an order from the appropriate bankruptcy court granting Administrative Agent and the Lenders complete relief from the automatic stay imposed by §362 of the Bankruptcy Code (11 U.S.C. §362) to exercise its foreclosure and other rights, including but not limited to obtaining a foreclosure judgment and foreclosure sale, upon the filing with the appropriate court of a motion for relief from the automatic stay with a copy of this Agreement attached thereto. Borrowers specifically agree (i)

that upon filing a motion for relief from the automatic stay, Administrative Agent and the Lenders shall be entitled to relief from the stay without the necessity of an evidentiary hearing and without the necessity or requirement of Administrative Agent and the Lenders to establish or prove the value of the Collateral, the lack of adequate protection of its interest in the Collateral, or the lack of equity in the Collateral; (ii) that the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed to be “for cause” pursuant to §362(d)(1) of the Bankruptcy Code (11 U.S.C. §362(d)(1)); and (iii) that Borrowers will not directly or indirectly oppose or otherwise defend against Administrative Agent and the Lenders efforts to gain relief from the automatic stay. This provision is not intended to preclude Borrowers from filing for protection under any chapter of the Bankruptcy Code. The remedies prescribed in this paragraph are not exclusive and shall not limit Administrative Agent’s and the Lenders’ rights under the Loan Documents, this Agreement or under any law. All of the above terms and conditions have been freely bargained for and are all supported by reasonable and adequate consideration and the provisions herein are material inducements for Administrative Agent and the Lenders entering into this Agreement.

15.          Governing Law. This Agreement shall be governed by and construed under the laws of the State of Missouri without giving effect to choice or conflicts of law principles thereunder.

16.          Binding Arbitration. This Agreement is subject to the binding arbitration provisions contained in the Loan Documents as applicable to the parties hereto.

17.          Section Titles; Recitals. The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement. The Recitals to this Agreement are substantive in nature and represent the agreement of the parties hereto, and are hereby fully incorporated into this Agreement and made a part hereof

18.          Counterparts; Facsimile Transmissions. This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

19.          Incorporation By Reference. Administrative Agent, Lenders and Borrowers hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference (except to the extent amended hereby).

20.          Notice—Oral Commitments Not Enforceable. The following notice is given pursuant to Section 432.057 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Borrower acknowledges that there are no other agreements between or among, Administrative Agent, the Lenders and Borrower, oral or written, concerning the subject matter of this Agreement, the Original Credit Agreement and the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter or term sheet, are merged into the Original Credit Agreement, the Loan Documents and this Agreement, and thereby extinguished.

21.          Statutory Notice-Insurance.

The following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

GTSI CORP., as a Borrower

By:
Name: Thomas A. Mutryn
Title: Senior Vice President and Chief Financial Officer

TECHNOLOGY LOGISTICS, INC., as a Borrower

By:
Name: Todd Leto
Title: Vice President of Operations

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,
as Administrative Agent and a Lender

By:
Name: David Mintert
Title: Vice President Operations - Technology Channel

SUNTRUST BANK, as a Lender

By:
Name: Andrzej Koplewski
Title: Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name: John Carpenter
Title: Director

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:
Name: Louis J. Noppenberger
Title: Vice President

ACKNOWLEDGEMENT, CONSENT AND REAFFIRMATION OF GUARANTY

The undersigned, GTSI Financial Services, Inc., acknowledges and consents to all changes in the Original Credit Agreement set forth in the foregoing Forbearance Agreement in regards to Credit Facilities Agreement, by and among Administrative Agent, Borrower and the Lenders (“Forbearance Amendment”) and agrees that all such changes are in the best interests of Borrowers and the undersigned. In consideration of financial accommodations granted and which may hereafter be granted to Borrowers by Administrative Agent and the Lenders, in consideration of Administrative Agent’s and the Lenders’ reliance on that certain Unlimited Guaranty, dated as of November 22, 2004, given by the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, GTSI Financial Services, Inc., irrevocably and unconditionally reaffirms pursuant to the terms of the Unlimited Guaranty its continuing guarantee of the payment and performance of all current and future Guarantied Obligations, including, without limitation, all Loan Obligations. The undersigned, GTSI Financial Services, Inc., further agrees that the validity and enforceability of the Unlimited Guaranty is not and shall not be affected in any way or manner by any of the changes in the financing set forth in the Forbearance Amendment, that the Unlimited Guaranty is in full force and effect, and the undersigned, GTSI Financial Services, Inc., has no defenses of any kind or nature with respect to his obligations under the Unlimited Guaranty. The undersigned, GTSI Financial Services, Inc., has reviewed the attached Forbearance Amendment and all other documents and financial statements the undersigned deems necessary relating to the Borrowers and the Guarantied Obligations, including, without limitation, the Loan Obligations.

GTSI Financial Services, Inc.

By:

Name:	Jack Helmly
Title:	President

Exhibit A

Documents and Requirements

1.               Forbearance Agreement in regards to Credit Facilities Agreement.

2.               Ratification of Unlimited Guaranty of Loan Obligations executed by GTSI Financial Services, Inc.

3.               Fourth Amended and Restated Revolving Note in the amount of $21,818,182.00 to GE Commercial Distribution Finance Corporation.

4.               Third Amended and Restated Revolving Note in the amount of $6,060,606.00 to SunTrust Bank.

5.               Amended and Restated Revolving Note in the amount of $7,272,727.20 to Wachovia Bank, National Association.

6.               Amended and Restated Revolving Note in the amount of $4,848,484.80 to Manufacturers and Traders Trust Company.

7.               Secretary’s Certificate of GTSI (certifying no modification to Articles of Organization or By-laws since the Effective Date, no modification to the incumbency certificate last delivered and authorizing resolutions). Such resolutions shall specifically authorize the execution and delivery of this Agreement.

8.               Good Standing Certificate of GTSI from the Secretary of State of Delaware.

9.               Secretary’s Certificate of TLI (certifying no modification to Articles of Organization or By-laws since the Effective Date, no modification to the incumbency certificate last delivered and authorizing resolutions). Such resolutions shall specifically authorize the execution and delivery of this Agreement.

10.         Good Standing Certificate of TLI from the Secretary of State of Delaware.

11.         Payment by Borrower to Administrative Agent in cash or same day funds of the fees due upon the execution hereof, including the forbearance fee set forth in Section 6.1.

Exhibit B

Disclosure Schedule

None, unless listed below.

Exhibit 3

LENDERS’ FACILITIES AND PRO-RATA SHARES

LENDER	TOTALS(1)	REVOLVING LOAN FACILITY	FLOORPLAN LOAN FACILITY	PRO-RATA SHARES
GE Commercial Distribution Finance	$40,912,500.00	$21,818,182.00	$40,912,500.00	54.55%
SunTrust Bank	$11,362,500.00	$6,060,606.00	$11,362,500.00	15.15%
Wachovia Bank, National Association	$13,635,000.00	$7,272,727.20	$13,635,000.00	18.18%
Manufacturers and Traders Trust Company	$9,090,000.00	$4,848,484.80	$9,090,000.00	12.12%
AGGREGATES	$75,000,000.00	$40,000,000.00	$75,000,000.00	100.00%

(1)           Subject to the Total Aggregate Credit Facility Limit of $75,000,000 - which can be composed in any combination of Aggregate Revolving Loans (subject to the $40,000,000 Aggregate Revolving Loan Facility) and Aggregate Floorplan Loans (subject to the $75,000,000 Aggregate Floorplan Loan Facility).